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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement on Form S-4 of Project Orange Associates, L.P. of our report dated August 16, 1999 (December 6, 1999 as to Note 14 to the financial statements) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP

Parsippany, New Jersey
February 11, 2000